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                                                                     EXHIBIT 5.1


                             Kelly, Hart & Hallman
                         (a professional corporation)
                          201 Main Street, Suite 2500
                            Fort Worth, Texas 76102

                                March 16, 1999

Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas 76102

        Re:   Hugoton Royalty Trust and Cross Timbers Oil Company
              Registration Statement on Form S-1/S-3
              --------------------------------------

Gentlemen:

        This firm has acted as counsel to Cross Timbers Oil Company, a Delaware corporation (the "Company"), in connection with the filing by the Hugoton Royalty Trust (the "Trust") and the Company of a registration statement on Form S-1/S-3, No. 333-68441 (the "Registration Statement"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale of up to 17,250,000 units of beneficial interest in the Trust (the "Trust Units"). The opinion set forth below is given pursuant to Item 601(b)(5) of Regulation S-K for inclusion as Exhibit 5.1 to the Registration Statement and pertains to the offering of such Trust Units.

        In connection with this opinion, we have made the following assumptions:
(i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and if not originals are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

        Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

            1. The Trust was formed and is validly existing under the laws of the State of Texas.

            2. The Trust Units have been duly authorized and are validly issued under the laws of the State of Texas, fully paid and non-assessable.
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Cross Timbers Oil Company
March 16, 1999
Page 2

        For purposes of this opinion, "non-assessable" means that neither the trust nor the trustee can assess a trust unitholder for additional consideration with respect to the purchase or ownership of his trust units.

        This opinion is further limited and qualified in all respects as follows:

             A. The opinion is specifically limited to matters of the existing laws of the State of Texas. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

             B. This opinion is limited to the specific opinions stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

             C. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

        We call your attention to the fact that certain members of the law firm have directly or indirectly invested in the Company's common stock.

        This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.

        We hereby consent to the use of this opinion in the above-referenced Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Respectfully submitted,


                            /s/ KELLY, HART & HALLMAN

                                KELLY, HART & HALLMAN
                            (a professional corporation)